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                                                      EXHIBIT 23.1


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the DSP Communications, Inc. 1996 Nonstatutory Employee and Consultant Stock Option Plan of our report dated January 23, 1996 (except for
Note 13 as to which the date is February 29, 1996), with respect to the consolidated financial statements and schedules of DSP Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                  /s/ ERNST & YOUNG LLP

San Jose, California
September 12, 1996